UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
----------------------

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 2, 2015

WASHINGTON TRUST BANCORP, INC.
-----------------------------
(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
--------------------	--------------------	---------------------
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
------------------------------------------------------------
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 2, 2015, Washington Trust Bancorp, Inc. ("Washington Trust") announced it had signed a definitive agreement to acquire Halsey Associates, Inc. (“Halsey”). Located in New Haven, Connecticut, Halsey is a registered investment advisor with over $850 million of client assets under management. Halsey specializes in providing investment counseling services to high-net-worth families, corporations, foundations and endowment clients. Washington Trust will acquire all of the outstanding shares of Halsey’s capital stock. Consideration for the transaction will consist of a combination of cash and Washington Trust common stock. In addition, Halsey's principals will have the opportunity to receive additional cash consideration over a future earn-out period. The acquisition, which is subject to regulatory approval, Halsey client consent and other customary conditions to closing, is expected to be completed in the third quarter of 2015. The press release issued by Washington Trust is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release issued by Washington Trust Bancorp, Inc., on June 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: June 2, 2015	By:	/s/ David V. Devault
David V. Devault
Vice Chair, Secretary and Chief Financial Officer